Exhibit (e)(1)

MODERN WOODMEN OF AMERICA
1701 1st Avenue
Rock Island, Illinois 61201
1-800-447-9811

APPLICATION FOR INDIVIDUAL ANNUITY

A Fraternal Benefit Society

(See Reverse Side for Changes to Existing Annuities and Required Signature)

For Home Office Use

PROPOSED ANNUITANT LEGAL NAME (Please Print)

1a. ______________________________
Last Name   Suffix   First Name   Middle Name

b. List any name changes in the past 5 years. ______________________________

c. If proposed insured is **under age 16**: ______________________________ ____________ ___ – __ – ____
Adult Applicant's Name (First, Middle, Last, Suffix)   Birth State   Social Security #

2a. Proposed annuitant's home address: ______________________________
Street   City   State   Zip

b. New address in the last 12 months? ☐ No ☐ Yes

c. Billing address, if different: ______________________________
Street   City   State   Zip

3. Chapter #:

4. Is proposed annuitant now a member of this Society? ☐ No ☐ Yes, Certificate #:

5. Sex	Birthdate (Month-Day-Year)	Register Date (Skip for Variable Annuity)	Birth State	Social Security #	Primary Phone
☐ M ☐ F	– –	-01-		– –	( )

6. Are you a citizen of the United States? ☐ Yes **OR** ☐ No, indicate type of Visa held, whether a permanent resident of the United States and length of time in the United States. ______________________________

7a. Does the proposed annuitant own any existing life insurance or annuity contracts? ☐ No ☐ Yes

b. Do you intend to **stop paying premium, replace, change, terminate, borrow or withdraw** on any **external** life insurance or annuity plan because of this application? ☐ No ☐ Yes Company: Contract #:

8. Have you, or anyone else associated with this application, agreed or made plans to assign, convey, or sell any interest or benefit in the proposed annuity? ☐ No ☐ Yes If Yes, please explain; ______________________________

9. Maturity/Retirement Age ______________. If no age is chosen, the maturity/retirement age for non-variable deferred annuities will be age 95.* The initial maturity/retirement age (and the default age if no age is chosen) for all variable annuities cannot be after the annuitant's 70th birthday or the 10th certificate anniversary, whichever is later. *Your maturity/retirement age may be subject to a maximum age allowed by the state in which you reside.

PLAN ADMINISTRATION

1. ☐ **Internal** Exchange/Transfer/Rollover/Conversion/Replacement of MWA Certificate #(s). ______________________

2a. 1. ☐ Fixed – Flexible Premium Deferred Annuity **OR** ☐ Variable – Flexible Premium Deferred Variable Annuity

2. Premium Payment Frequency (Check One)
   ☐ New ABC/EFT (Form 383-A) ☐ Add to Existing ABC/EFT Plan (Give Certificate Number) ______________________
   ☐ Annual ☐ Semiannual ☐ Quarterly ☐ Single ☐ SAP (Form 1243)
   ☐ TSA (Form 1007 or required employer form)

3. Premium amount per modal payment. $ ______________________

b. ☐ Multi Year Guaranteed Annuity $______________________ Annuity Guaranteed Period (Years) ☐ 3 ☐ 5 ☐ 7

c. ☐ Single Premium Immediate Life Annuity $______________________ Income Payable ☐ A ☐ S ☐ Q ☐ M
(Complete 1 or 2 below)

1. ☐ Single Life with (check one): ☐ Period Certain 10 Years ☐ Installment Refund ☐ Cash Refund ☐ No Period Certain
2. ☐ Joint and Survivor with: (Answer (1), (2) & (3) below)
   (1) ☐ Full to Survivor OR ☐ 2/3 to Survivor
   (2) ☐ Period Certain 10 Years ☐ No Period Certain
   (3) ☐ Joint Annuitant Information (Please Print) Sex ☐ M ☐ F   Relationship   Birthdate   Social Security #

______________________________ ____________ ____________ ____________
Last Name   Suffix   First Name   Middle Name   Month – Day – Year

3. Is this annuity intended to be a Tax Qualified Plan? ☐ No ☐ Yes (If yes, check all that apply below)

					☐ Inherited IRA
☐ IRA	☐ Roth IRA	☐ SIMPLE IRA	☐ SEP	☐ TSA	☐ Inherited Roth IRA
☐ IRA Transfer	☐ Roth IRA Transfer	☐ SIMPLE IRA Transfer	☐ SEP Transfer	☐ TSA Transfer	☐ Conversion to Roth
☐ IRA Rollover	☐ Roth IRA Rollover	☐ SIMPLE IRA Rollover	☐ SEP Rollover	☐ TSA Rollover	☐ Other________

4. Principal Beneficiary
☐ Spouse (name) ______________________
☐ Other (provide name, relationship, social security #) ______________________

Contingent Beneficiary
☐ Annuitant's lawful children (names not needed)
☐ Other (provide name, relationship, social security #) ______________________

5. Mode of Settlement: ☐ One Sum ☐ Deposit at Interest ☐ Other ______________________

ICC19 Form 2501

Page 1

Modern Woodmen of America 1701 1st Avenue Rock Island, Illinois 61201 CHANGE SECTION - COMPLETE PRESENT CERTIFICATE INFORMATION (Please Print) 1. Fixed Annuity Variable Annuity Certificate Number Annuitant's Name Last Suffix First Middle Primary Phone 2. Check here if new address Annuitant's Home Billing Address Street City State Zip 6. CHANGE FLEXIBLE PREMIUM DEFERRED ANNUITY to new total expected annual premium of $ effective (Month-Day-Year): 7. Add a One Sum Payment of $ as a (check one): Inherited IRA IRA Transfer Roth IRA Transfer SIMPLE IRA Transfer SEP Transfer TSA Transfer Inherited Roth IRA IRA Rollover Roth IRA Rollover SIMPLE IRA Rollover SEP Rollover TSA Rollover Conversion to Roth 1035 Exchange (Total value of annuity contract being replaced) Other: Additional Payment SIGNATURE SECTION INITIAL AMOUNT PAID WITH APPLICATION: No Money - I have paid no amount with this application. Tax refund - direct deposit (IRA or Roth IRA only) Check - I have paid $ with this application and acknowledge receiving a Premium Receipt. ABC / EFT - I have authorized a draft of $ from my specified account for the initial premium. If IRA/Roth IRA contribution Jan 1 - April 15, indicate: Prior Tax Year Amount $, Current Tax Year Amount $ (Applicant is subject to earned income guidelines. See IRS publication 590.) To the best of my knowledge and belief, the answers given in this application are true, complete, and correctly recorded. It is understood and agreed that: 1. No information acquired by any representative of the Society shall be binding on the Society unless set out in this application. 2. A representative of the Society is not authorized to accept risk, make or modify contracts or to waive any of the Society's rights or recommendations. Federal law requires all financial institutions to obtain, verify and record information that identifies each applicant. We may ask to see your driver's license or other identifying documents in addition to the information you provided about yourself in this application. To assist us identifying you, we will use the information provided to verify your identity. I understand the identity information provided by me is required by federal law in order to verify my identity and I authorize its use for this purpose. If this is a Tax Qualified Plan: I represent that I am eligible for participation in the Tax Qualified Plan requested and I request that any certificate issued pursuant to this application shall be appropriately endorsed. Under penalties of perjury, I certify that: 1. The Social Security Number(s) or Taxpayer Identification Number(s) given above for any proposed annuitant or adult applicant is correct; 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. person (including a U.S. resident alien). Check here if you have been notified by the IRS that you ARE currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. After reviewing my financial background with my agent, I believe this contract will meet my financial objectives. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO MODERN WOODMEN OF AMERICA - DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE PAYEE BLANK. I have reviewed the answers before signing this application. Agent - To the best of your knowledge, does the annuitant have any Signed in X on existing life or annuity contracts? Yes No State Month-Day-Year Is any insurance with Modern Woodmen of America or any other insurer being replaced? Yes No X Signature of Annuitant/Applicant X Agent / Registered Rep. / Witness signature plus printed name X Signature of Joint Annuitant ICC19 Form 2501 Page 1A